Exhibit 10.1

Certain identified information (indicated by “[***]”) has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

EXCHANGE AGREEMENT

by and among

CASA SYSTEMS, INC.,

THE LENDERS

LISTED ON THE SIGNATURE PAGES HERETO,

AND THE OTHER PARTIES HERETO

Dated as of June 15, 2023

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Exchange Agreement”) is dated as of June 15, 2023 (the “Effective Date”), by and among (i) Casa Systems, Inc., a Delaware corporation (the “Borrower”), (ii) the undersigned Lenders (as defined below) who are signatories hereto as of the execution of this Exchange Agreement (collectively, the “Participating Lenders”), and (iii) solely with respect to the sections specified below, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Agent”) under each of the Existing Credit Agreement (as defined below) and the Superpriority Credit Agreement (as defined below). The Borrower and each Participating Lender are collectively referred to as the “Parties” and individually as a “Party”. Notwithstanding anything herein to the contrary, the Agent is party to this Exchange Agreement for the limited purposes of Sections 2.1(b), 2.1(e), 2.1(f), 2.2, 2.3(b) and Articles IV, V and VI (other than Section 6.13), and the Agent shall be a “Party” for the limited purposes of Sections 2.1(b), 2.1(e), 2.1(f), 2.2, 2.3(b) and Articles IV, V and VI (other than Section 6.13). This Exchange Agreement, and each of the transactions hereunder, is being entered into in connection with the TSA (as defined below), the Superpriority Credit Agreement, each of the Loan Documents (as defined in the Credit Agreements), the Amendment (as defined below), and each transaction described in each Loan Document, as applicable.

W I T N E S S E T H

WHEREAS, the Borrower is party to that certain Credit Agreement, dated as of December 20, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”), by and among the Borrower, the lenders from time to time party thereto (the “Lenders”) and the Agent;

WHEREAS, the Borrower and certain of the Lenders are party to that certain Transaction Support Agreement dated as of May 8, 2023 (the “TSA”) pursuant to which they agreed, subject to the terms and conditions thereunder, to support and enter into the transactions contemplated by this Exchange Agreement and the Amendment (as defined below);

WHEREAS, the Borrower, the Agent, as administrative agent, Delaware Trust Company, as collateral agent and the lenders party thereto are entering into that certain Superpriority Credit Agreement, to be dated as of the Effective Date (the “Superpriority Credit Agreement”), in the form attached hereto as Exhibit A, as the same may be amended, waived or otherwise modified in accordance with the TSA and, in any event, acceptable to each of the parties to the TSA in their sole discretion, pursuant to which Exchanged Superpriority Term Loans (as defined below) will be provided to the Borrower;

WHEREAS, the Borrower, the Agent and the Participating Lenders are entering into that certain First Amendment to the Existing Credit Agreement, to be dated as of the Effective Date (the “Amendment”), in the form attached hereto as Exhibit B, which will amend the Existing Credit Agreement (the Existing Credit Agreement as amended by the Amendment, the “Amended Credit Agreement”) to, inter alia, (i) permit the transactions contemplated by the TSA and this Exchange Agreement, (ii) remove all affirmative and negative covenants and mandatory prepayments and certain Events of Default (as defined in the Existing Credit Agreement) under the Existing Credit Agreement, and (iii) make certain other changes to the terms and conditions of the Existing Credit Agreement;

WHEREAS, in accordance with the terms of Section 10.07(m) of the Existing Credit Agreement, the Borrower has offered to purchase and assume 100% of each Lender’s Existing Loans;

WHEREAS, in accordance with the terms of Section 10.07(m) of the Existing Credit Agreement, each Participating Lender desires to sell and assign to Borrower 100% of its Existing Loans (the “Purchased Loans”) on the Effective Date; and

WHEREAS, on the Effective Date, among other things: (a) the Purchased Loans purchased by, transferred to and assigned to the Borrower shall immediately be deemed cancelled and extinguished pursuant to Section 10.07(m) of the Existing Credit Agreement and for all purposes of the Amended Credit Agreement; and (b) subject to the terms and conditions herein, each Participating Lender shall receive as consideration for its sale and assignment of its Purchased Loans from the Borrower (i) Exchanged Superpriority Term Loans in an aggregate principal amount equal to 100% of the aggregate principal amount of its Purchased Loans, plus an original issue discount pursuant to the terms of Section 2.09(a) of the Superpriority Credit Agreement (the “3.0% OID”) and (ii) the right to receive its pro rata share of the Warrants, subject to the terms thereof and as set forth herein.

NOW, THEREFORE, in consideration of the mutual terms, conditions, and other covenants and agreements set forth herein, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1. Definitions. In addition to the other words and terms defined elsewhere in this Exchange Agreement, as used in this Exchange Agreement, the following words and terms have the meanings specified or referred to below:

“Affiliates” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

“Credit Agreements” means the Superpriority Credit Agreement and the Amended Credit Agreement, collectively.

“Exchanged Superpriority Term Loans” means those Initial Term Loans (as defined in the Superpriority Credit Agreement) to be issued by Borrower to the Participating Lenders under the Superpriority Credit Agreement in exchange for Purchased Loans.

“Existing Loans” means the term loans issued and outstanding under the Existing Credit Agreement held by each Participating Lender in the principal amount as set forth on such Participating Lender’s signature page hereto.

“Governmental Entity” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Law” means, collectively, all applicable international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities and executive orders, including the interpretation or administration thereof by any Governmental Entity charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Liens” means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any capitalized lease having substantially the same economic effect as any of the foregoing); provided that in no event shall an operating lease in and of itself be deemed a Lien.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations or entities, whether or not legal entities, and Governmental Entities.

“Related Persons” means, with respect to any Person, each Affiliate of such Person, and each of the successors, partners, managers, directors, officers, members, principals, employees, agents, trustees, representatives, attorneys, accountants and each insurance, environmental, legal, investment, financial and other advisors and other consultants, agents and sub-advisors of or to such Person and of or to such Person’s Affiliates.

“Released Parties” means the Participating Lenders, the Agents (as defined in the Existing Credit Agreement) and any of their respective Related Persons.

“Warrants” mean warrants to be issued and delivered in favor of each of the Participating Lenders holding Exchanged Superpriority Term Loans on the Effective Date (or as may otherwise be issued and delivered in accordance with Section 3.1) or an Affiliate or other assignee or transferee of such Participating Lenders, on the terms and subject to the conditions set forth herein and in the Warrant Agreement to be entered into between the Borrower and American Stock Transfer & Trust Company, LLC (“Warrant Agent”) and attached hereto as Exhibit C (the “Warrant Agreement”) pursuant to which the Participating Lenders or their respective Affiliates or other assignees or transferees, as applicable, shall be entitled to purchase common stock of the Borrower, par value $0.001 (the “Warrant Shares”), as set forth therein.

1.2. Interpretation. Unless the context of this Exchange Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Exchange Agreement, (iv) the terms “Article”, “Section”, or “Exhibit” refer to the specified Article or Section of or Exhibit attached to this Exchange Agreement, (v) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation” and (vi) the word “will” shall be construed to have the same meaning and effect as the word “shall.”

ARTICLE II

OPEN MARKET PURCHASE AND SALE, RELEASE AND EXTINGUISHMENT

2.1. Existing Debt Purchase and Sale and Other Transactions. Subject to the terms and conditions hereof:

(a) On the Effective Date, immediately following the effectiveness of the Amendment, pursuant to Section 10.07(m) of the Existing Credit Agreement, each of the Participating Lenders shall sell and assign to Borrower, and Borrower shall purchase and assume, such Participating Lender’s Purchased Loans (the “Existing Debt Purchase”). In consideration of the Existing Debt Purchase, each Participating Lender shall receive from Borrower (i) an aggregate principal amount of Exchanged Superpriority Term Loans equal to 100% of the principal amount of the Purchased Loans of such Participating Lender plus the 3.0% OID and (ii) the right to receive its pro rata share of the Warrants, subject to the terms of the Superpriority Credit Agreement and as set forth herein.

(b) On the Effective Date, pursuant to the Amended Credit Agreement (including Section 10.07(m)), all Purchased Loans held by Borrower, as assignee and holder of all of the Purchased Loans, shall be deemed to be cancelled and extinguished, and Borrower, as assignee and holder of all of the Purchased Loans, hereby directs the Agent to record in the Register (as defined in the Amended Credit Agreement) the cancellation and extinguishment of the Purchased Loans pursuant to the Amended Credit Agreement immediately following the Existing Debt Purchase.

(c) On the Effective Date, pursuant to Section 2.03(a) of the Superpriority Credit Agreement, the Borrower shall issue to the Participating Lenders or reserve for issuance (as further described in Section 3.1 and as set forth in the terms of the Warrant Agreement) the Warrants. Subject to Section 3.1, the Warrants shall be issued in book entry form in an account maintained by the Warrant Agent (as such term is defined in the Warrant Agreement). The Borrower shall, and shall instruct the Warrant Agent to, maintain the records related to the holders of the Warrants, including with respect to allocations of Warrants and whether and to the extent any Participating Lender has provided written notice to the Borrower (or any of its representatives) of its determination to delay its receipt of Warrants at the Effective Date.

(d) On the Effective Date, pursuant to Section 2.05(c) of the Superpriority Credit Agreement, the Borrower shall prepay the Exchanged Superpriority Term Loans in an aggregate principal amount equal to $40,000,000.

(e) Each of the Participating Lenders hereby irrevocably authorizes and directs the Agent to take any and all actions as the Agent reasonably determines are necessary, or are reasonably requested by the Participating Lenders, in carrying out, effectuating or otherwise in furtherance of the transactions set forth in Section 2.1(b) hereof.

(f) In acting pursuant to this Exchange Agreement, the Agent shall be entitled to the same protections, indemnities, benefits, reliances and immunities afforded to it under the Existing Credit Agreement, as amended pursuant to the Amendment, as if fully set forth herein, mutatis mutandis. The Agent and each of its Related Persons shall have no liability to any Participating Lender, any Loan Party (as defined in the Superpriority Credit Agreements) or any Related Persons of any of the foregoing for any losses, claims, costs, damages or liabilities incurred, directly or indirectly, as a result of the Agent or any of its Related Persons, or their counsel or other representatives, taking or not taking any action in connection with the terms of this Exchange Agreement or the consents, requests and/or instructions of the Participating Lenders other than its failure to update the Register as expressly provided herein. The Borrower hereby reconfirms its obligations pursuant to Section 10.04 of the Existing Credit Agreement to pay and reimburse the Agent for all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Exchange Agreement and all other documents and instruments delivered in connection herewith.

2.2. Release.

(a) As of the Effective Date, the Borrower, on behalf of itself and each other Loan Party (as defined in the Existing Credit Agreement), hereby unconditionally and forever releases, waives and discharges any and all claims, actions, causes of action, choses in action, suits, debts, damages, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, judgments, remedies, rights of set-off, third-party claims, subrogation claims, contribution claims, reimbursement claims, indemnity claims, counterclaims, cross-claims, whether known or unknown, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, whether direct, indirect, derivative, or otherwise, and whether arising in Law, equity or otherwise (“Causes of Action”) (other than (x) any Cause of Action in connection with the TSA, the Superpriority Credit Agreement, the Amendment and the transactions contemplated thereby following the effectiveness thereof, (y) any Cause of Action arising under this Exchange Agreement with respect to obligations hereunder on or after the Effective Date and (z) with respect to any Released Party any Cause of Action to the extent resulting from the gross negligence, bad faith or willful misconduct of such Released Party or any of its Affiliates, in each case as determined by a court of competent jurisdiction in a final and non-appealable judgment or order (the “Excluded Causes of Action”)) that could have been or may be, asserted by or on behalf of the Borrower (or any other Loan Party) against the Released Parties that are based, in whole or in part, on any act, omission, transaction, event, occurrence or facts or circumstances taking place, being omitted, existing or otherwise arising prior to the Effective Date in any way relating to the Existing Credit Agreement and the Loan Documents (as defined in the Existing Credit Agreement) and the loans made pursuant to the terms of the Existing Credit Agreement or any transaction, contract, instrument, release, or other agreement or document created or entered into in connection therewith, including any breach, default or failure to comply with any such agreement or document or any allegation of the same, in each case to the fullest extent provided by applicable Law (collectively, the “Released Causes of Action”).

(b) Without limiting the generality of the foregoing, each Party expressly waives and relinquishes any and all rights such Party may have under any federal, state or local statute, rule, regulation, or principle of common Law or equity (including, without limitation, any such statute, rule, regulation or principle that is equivalent or comparable to California Civil Code § 1542) which provides that a release does not extend to claims which the claimant does not know or suspect to exist in its favor at the time of providing the release or which may in any way limit the effect or scope of the release with respect to Released Causes of Action which such Party did not know or suspect to exist in such Party’s favor at the time of providing the release, which in each case if known by it may have materially affected its settlement with any Released Party. Each of the Parties expressly acknowledges that the releases contained in this Exchange Agreement are effective regardless of whether those Released Causes of Action (which, for the avoidance of doubt, does not include any Excluded Causes of Action) are presently known or unknown, suspected or unsuspected or foreseen or unforeseen.

2.3. Covenants.

(a) Each of the Parties hereby acknowledges and agrees that the forms of the Superpriority Credit Agreement, the Amendment and the Warrant Agreement attached as exhibits hereto are satisfactory to such Party. Each Participating Lender party hereto agrees to deliver its executed signature pages to each of the Amendment and the Superpriority Credit Agreement at the Effective Date and to enter into each of the foregoing on the Effective Date in the forms attached as exhibits hereto.

(b) Each of the Participating Lenders hereby: (i) directs and authorizes the Agent to execute the Amendment (and the other documents referenced therein) and this Exchange Agreement solely with respect to Sections 2.1(b), 2.1(e), 2.1(f), 2.2, 2.3(b), 3.1(b) and Articles IV, V and VI (other than Section 6.13) and (ii) agrees that its obligations under Section 9.07 under the Existing Credit Agreement immediately before the Effective Date shall continue to apply after the Effective Date with respect to the execution by the Agent of the Amendment (and the other documents referenced therein), and this Exchange Agreement and the performance of the Agent of any actions contemplated herein or therein or in respect of the transactions contemplated hereby.

ARTICLE III

BORROWER COVENANTS AND OBLIGATIONS

3.1. Warrants.

(a) In connection with each Participating Lender’s right to receive the Warrants as consideration for the Existing Debt Purchase pursuant to Section 2.1(a), each Participating Lender shall have the right to determine pursuant to the Superpriority Credit Agreement that the Borrower issue the Warrants in accordance with the terms set forth therein (including and subject to, for the avoidance of doubt, any vesting terms set forth in the Warrant Agreement), at such time on or after the Effective Date as it determines in its sole and absolute discretion.

(b) With regard to any Participating Lender (or its applicable Affiliate or designee) that has determined (together with their respective Affiliates or transferees or assignees, the “Springing Warrant Lenders”) that the Borrower issue and deliver following the Effective Date the Warrants to which the Springing Warrant Lender is entitled pursuant to this Agreement (such Warrants, the “Springing Warrants”), the Borrower shall maintain books and records regarding (i) the right of any Springing Warrant Lender to receive any Springing Warrant and (ii) any transfers of the Springing Warrants by any such Springing Warrant Lender. Within three (3) Business Days of the Effective Date, the Borrower shall distribute to each Springing Warrant Lender documentation (in substantially the form attached hereto as Appendix A) setting forth the number of Springing Warrants reserved for issuance to the account of each such Springing Warrant Lender, including information with respect to the vesting of such Springing Warrants upon issuance and the number of Warrant Shares to be credited to the account of each such Springing Warrant Lender upon issuance, as well as a form of assignment of the right of the Springing Warrant (substantially in the form set forth in Appendix B hereto) that the Springing Warrant Lender shall use to effect any transfers or assignments of its rights to the Springing Warrants prior to issuance. Thereafter, within three (3) Business Days of any request by a Springing Warrant Lender for documentation, which shall be updated from time to time to reflect any changes in the number of Springing Warrants or Warrant Shares (and the rights thereto) or any transfers or assignments thereof, the Borrower shall distribute any such documentation to the Springing Warrant Lender requesting such documentation. Ownership of beneficial interests in rights to the Springing Warrants shall be shown on, and the transfer of such ownership shall be effected through, book-entry settlement maintained by the Borrower. Upon written notice of any Springing Warrant Lender to the Borrower (or any of its representatives) of any determination that the Borrower issue Springing Warrants pursuant to the rights of such Springing Warrant Lender to receive such Springing Warrants under this Agreement, the Borrower shall cause the Warrant Agent to issue the Springing Warrants in accordance with Section 3(b) of the Warrant Agreement.

3.2. Ongoing Disclosures.

(a) The Parties acknowledge that the Participating Lenders, in their capacities as lenders under the Superpriority Credit Agreement, may from time to time receive information that may contain material non-public information relating to the Borrower. The Borrower shall post any such material non-public information, including any 13-week cash flow (as the same is updated by the Borrower from time to time), to the “private” side of a data room that is accessible only to lenders and prospective lenders under the Superpriority Credit Agreement that so elect (the “Data Room”), and the Borrower shall post to such Data Room notice of when each trading window for directors and executive officers opens and closes (including, if applicable, any supplemental “black-out” periods) with respect to the Borrower’s equity securities. The Participating Lenders shall be entitled to rely on such disclosure in all respects.

(b) The Borrower shall post all non-restricting information that does not contain material non-public information to the “public” side of the Data Room.

3.3. Registration Rights Agreement. Concurrently with the execution and delivery of this Exchange Agreement, the Borrower and the Participating Lenders will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) substantially in the form attached hereto as Exhibit D, whereby the Participating Lenders will be entitled to certain registration rights with respect to the resale of the applicable Warrant Shares to be issued upon exercise of the Warrants.

3.4. Fees and Expenses. In accordance with the timing set forth in Section 10.04 of the Superpriority Credit Agreement, the Borrower shall pay, promptly following receipt of an invoice (which invoice shall not be required to include narratives), all Attorney Costs (as defined in the Superpriority Credit Agreement) incurred by the Participating Lenders following the Effective Date, in an aggregate amount not to exceed $100,000, of one counsel to the Participating Lenders taken as a whole (which counsel shall be designated from time to time by Participating Lenders holding a majority of the aggregate outstanding principal amount of the Exchanged Superpriority Term Loans and shall initially be Akin Gump Strauss Hauer & Feld LLP) in connection with the negotiation, delivery, administration (including conversion and vesting) and issuance of the Warrants, and compliance with all terms and obligations of the Board Observation Letter (as defined in the Superpriority Credit Agreement); provided, that the Borrower shall not be required to pay Attorney Costs incurred following the Effective Date in connection with providing tax advice and tax planning for any Participating Lender. For the avoidance of doubt, the obligations set forth in this Section 3.4 shall not affect or be construed to limit the Borrower’s obligations set forth in (i) the TSA for the period on or prior to the Effective Date and (ii) the Superpriority Credit Agreement or the Registration Rights Agreement, in each case, with respect to the payment of fees and out-of-pocket expenses incurred by the Participating Lenders.

3.5. Survival. The terms set forth in this Article III shall survive the consummation of the transactions contemplated hereby and shall remain in full force and effect for so long as the Superpriority Credit Agreement is in effect.

3.6. Cleansing. No later than August 9, 2023, the Borrower shall make public its Form 10-Q for the second quarter ended June 30, 2023 (the “2Q Release”). As of the time of the publication of the 2Q Release or, to the extent the Borrower fails to file its 2Q Release, as of 5:30 p.m. (Eastern Time) on August 9, 2023, the Borrower shall be deemed to represent to the Participating Lenders that as of the time of the publication of the 2Q Release or as of 5:30 p.m. (Eastern Time) on August 9, 2023, there is no material, non-public information that the Borrower has provided to the Participating Lenders or their Affiliates prior to the Effective Date that has not been publicly disclosed. The Participating Lenders shall be entitled to rely on this representation in all respects.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF

THE BORROWER

The Borrower hereby represents and certifies to each of the Participating Lenders and the Agent as of the Effective Date as follows:

4.1. Power and Authority. It has all requisite corporate, partnership or limited liability company power and authority to enter into this Exchange Agreement and to carry out the transactions contemplated by, and perform its respective obligations under this Exchange Agreement, and the execution and delivery of this Exchange Agreement by it and the performance of its obligations hereunder have been duly authorized by all necessary action on its part.

4.2. Enforceability. This Exchange Agreement is the legally valid and binding obligation of it, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, regardless of whether considered in a proceeding in equity or at Law.

4.3. Common Stock.

(a) As of the Effective Date, but immediately prior to the Existing Debt Purchase and the consummation of the transactions contemplated hereby, the authorized common stock, par value $0.001 (the “Common Stock”) of the Borrower consists of 500,000,000 shares, of which 100,512,024 are issued, 96,914,629 are outstanding, and 19,373,234 shares are reserved for issuance upon exercise of the Warrants (subject to reduction, solely if required based on evidence reasonably satisfactory to the Required Lenders (including a statement from the Borrower’s transfer agent) delivered to the Lenders and attached to a duly executed officer’s certificate of the Borrower demonstrating the discrepancy between the Borrower’s disclosure to the Lenders as of the Effective Date as to the number of shares of Common Stock outstanding and the actual number of such shares outstanding, and such reduction shall be limited such that the Lenders shall still receive the largest number of shares possible without triggering a stockholder vote by the Borrower under Nasdaq Rule 5635).

(b) Except for the Warrants, as of the Effective Date there are no agreements, warrants, puts, calls, rights (including preemptive rights), options or other commitments of any character to which the Borrower is party or by which they are bound that obligate the Borrower to issue, deliver or sell any additional equity interests in the Borrower, except as disclosed in the SEC Documents (as defined below). Other than with respect to the Warrant Shares and as disclosed in the SEC Documents, the Borrower (i) has not agreed to register any securities under the Securities Act of 1933, as amended (the “Securities Act”) or under any state securities Laws or granted any registration rights to any Person, and (ii) is not party to any voting trust, proxy or other agreement or understanding with respect to the voting of any of the equity interests of the Borrower. Notwithstanding the foregoing, the Parties acknowledge that (i) the Borrower’s stock plan contains an annual “evergreen” provision that could result in the authorization and issuance of additional shares under that plan and (ii) the Borrower may increase the authorized shares under its stock plan or adopt a new stock plan at a future date. The Borrower shall register any such additional shares.

(c) On the Effective Date, assuming the accuracy of the representations and warranties of the Participating Lenders as set forth in Article V hereof, all of the Warrant Shares to be issued upon exercise of the Warrants have been duly authorized and, when delivered by the Borrower in accordance with the terms thereof (including the payment of the exercise price or upon a cashless exercise), will be validly issued and fully paid and non-assessable, and will be free and clear of all Liens (other than the Borrower Organizational Documents (as defined herein) and restrictions on transfer arising under federal and state securities laws), and the issuance thereof will not be subject to any preemptive rights of any Person, will not result in the anti-dilution provisions of any security of the Borrower becoming applicable, and will be issued in compliance with all applicable state and federal Laws regulating the offer, sale or issuance of securities.

4.4. Warrants. The Warrant Shares issuable upon exercise of the Warrants, and subject to the satisfaction of any vesting terms set forth therein, shall collectively represent 19.99% of the outstanding shares of Common Stock as of the Effective Date.

4.5. Private Offering. No form of general solicitation or general advertising was used by the Borrower or any their respective representatives in connection with the offer or sale of the Warrants or the Warrant Shares. No registration of the Warrants or the Warrant Shares, pursuant to any provision of the Securities Act or any state securities or “blue sky” Laws, will be required by the offer, sale or issuance of the Warrants or the Warrant Shares.

4.6. Governmental Consents; No Conflicts. The execution, delivery, and performance by it of this Exchange Agreement (a) does not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with, or by, any Governmental Entity, except (i) such filings as may be necessary and/or required for disclosure by the Securities and Exchange Commission (the “SEC”) and applicable state securities or “blue sky” Laws, (ii) as have been obtained or made and are in full force and effect or those that will be made in connection with the Registration Rights Agreement and (iii) consents, approvals, registrations, filings, notices or other actions the failure to obtain or perform which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined in the Superpriority Credit Agreement), and (b) will not violate any (i) organizational documents of the Borrower, (ii) Law applicable to the Borrower, or (iii) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which any Borrower is a party or by which the Borrower is bound or to which any of the property or assets of the Borrower is subject which violation, in the case of clause (b)(ii) and (b)(iii), could reasonably be expected to have a Material Adverse Effect (as defined in the Superpriority Credit Agreement).

4.7. Full Disclosure. No written information or written data furnished or concerning the Borrower that has been made available to any Participating Lender by or on behalf of the Borrower in connection with the transactions contemplated hereby and the negotiation of this Exchange Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken as a whole, contains any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made (after giving effect to all supplements and updates thereto); provided, that (a) with respect to financial estimates, projected financial information, forecasts and other forward-looking information, the Borrower represents and warrants only that such information, when taken as a whole, was prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time of preparation and at the time such financial estimates, projected financial information, forecasts and other forward looking information are made available to any Participating Lender; it being understood that (i) such projections are not to be viewed as facts, (ii) such projections are subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, (iii) no assurance can be given that any particular projections will be realized and (iv) actual results during the period or periods covered by any such projections may differ significantly from the projected results and such differences may be material and (b) no representation or warranty is made with respect to information of a general economic or general industry nature.

4.8. SEC Documents, Financial Statements.

(a) The Borrower has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 2022, pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). The Borrower is eligible to register its Common Stock for resale using Form S-3 promulgated under the Securities Act. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. The Annual Financial Statements (as defined in the Superpriority Credit Agreement) and the Quarterly Financial Statements (as defined in the Superpriority Credit Agreement) fairly present in all material respects the financial position of the Borrower and its Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with generally accepted accounting principles in the United States of America, as in effect from time to time, consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein (subject, in the case of the Quarterly Financial Statements to changes resulting from normal year-end adjustments and the absence of footnotes).

(b) The Borrower’s Restated Certificate of Incorporation, as in effect on the date hereof and the Borrower’s Amended and Restated Bylaws as in effect on the date hereof (the “Borrower Organizational Documents”), are each filed as exhibits to the SEC Documents.

4.9. Exchange Act; Registration. The issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “CASA”. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Borrower, threatened in writing against the Borrower by Nasdaq or the SEC with respect to any intention by such entity to deregister the Common Stock or prohibit or terminate the listing of the Common Stock on Nasdaq. The Borrower has taken no action that is designated to terminate the registration of the Common Stock under the Exchange Act.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE PARTICIPATING LENDERS

Each of the Participating Lenders, severally and not jointly and severally, hereby represents, and certifies to the Borrower and the Agent, as of the Effective Date, as follows:

5.1. Power and Authority. Such Participating Lender has and shall maintain all requisite corporate, partnership or limited liability company power and authority to enter into this Exchange Agreement and to carry out the transactions contemplated by, and perform its respective obligations under this Exchange Agreement, and the execution and delivery of this Exchange Agreement by it, and the performance of its obligations hereunder have been duly authorized by all necessary action on its part.

5.2. Enforceability. This Exchange Agreement is the legally valid and binding obligation of it, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or other similar Laws and equitable principles limiting creditors’ rights generally.

5.3. Governmental Consents; Compliance with Laws. The execution, delivery, and performance by it of this Exchange Agreement does not and shall not require any material registration or material filing with, material consent or material approval of, or material notice to, or other action to, with, or by, any federal, state, or other Governmental Entity.

5.4. Warrants and Warrant Shares for Investment.

(a) The Warrants (and, upon exercise and subject to the satisfaction of any vesting terms set forth therein, the Warrant Shares received thereunder) will be acquired by such Participating Lender, as the case may be, for its own account for the purpose of investment and not with a view to the resale or distribution of all or any part of the Warrants or the Warrant Shares in a manner that violates registration requirements of the Securities Act. Such Participating Lender represents and warrants that it is an “accredited investor” as such term is defined in Rule 501 of Regulation D under the Securities Act.

(b) Such Participating Lender understands that the Warrants and the Warrant Shares have not been registered under the Securities Act in reliance on an exemption therefrom under Section 4(a)(2) of the Securities Act.

(c) Neither such Participating Lender nor any of its Affiliates, nor any Person acting on its or its Affiliates’ behalf has engaged, or will engage, in any form of “general solicitation or general advertising” (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Warrants or the Warrant Shares.

(d) Such Participating Lender understands and acknowledges that (i) no public market exists for any of the Warrants or the Warrant Shares and that it is unlikely that a public market will ever exist for the Warrants or the Warrant Shares and (ii) it has had the opportunity to ask questions of, and receive answers and request additional information from, the Borrower and is aware that it may be required to bear the economic risk of an investment in the Warrants or the Warrant Shares. Such Participating Lender is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

5.5. Sophistication. It has independently and without reliance upon any Agent-Related Person (as defined in the Credit Agreements), the Lead Arranger (as defined in the Superpriority Credit Agreement), the Bookrunner (as defined in the Superpriority Credit Agreement) or any other Participating Lender, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Exchange Agreement, and in entering into this Exchange Agreement and the transactions contemplated hereby it has relied upon the Borrower’s express representations, warranties, covenants and agreements in this Exchange Agreement and the Loan Documents (as defined in each of the Credit Agreements). Such Participating Lender has sufficient knowledge and experience in financial or business matters that such Participating Lender is capable of evaluating the merits and risks of the transactions contemplated hereby.

5.6. Others. It is the beneficial owner of the Purchased Loans set forth on such Participating Lender’s signature page hereto in the principal amount indicated thereon and such Purchased Loans are being sold, transferred and assigned free and clear of any Lien or other adverse claim. Such Participating Lender acknowledges that the Loan Parties will rely upon the truth and accuracy of the above acknowledgments, representations and agreements and hereby consents to such reliance. It agrees that if any of the acknowledgments, representations or agreements it is deemed to have made by it is no longer accurate, it will promptly notify the Borrower.

ARTICLE VI

MISCELLANEOUS PROVISIONS

6.1. Tax Matters. The Borrower shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, the transactions contemplated by this Exchange Agreement.

6.2. Notices. All notices and other communications given or made pursuant to this Exchange Agreement shall be in writing sent by email or other electronic means and shall be deemed to have been given upon transmission with confirmed delivery at the following addresses (or at such other addresses as shall be specified by the Parties by like notice):

If to the Borrower, to:

Borrower

Casa Systems, Inc.

100 Old River Road, #100

Andover, MA 01810

Attention: Edward Durkin, Interim CEO and CFO, and

                 Timothy Rodenberger, General Counsel

[***]

with a copy (not constituting notice) to:

Sidley Austin LLP

2021 McKinney Avenue

Suite 2000

Dallas, TX 75201

Attention: Kelly M. Dybala

[***]

If to any Participating Lender, the address set forth on its signature page, with a copy to:

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, NY 10036

Attention: Daniel I. Fisher and Jaisohn Im

[***]

If to the Agent, to:

JPMorgan Chase Bank, N.A.

500 Stanton Christiana Rd.

NCC5 / 1st Floor

Newark, DE 19713

Attention: Loan & Agency Services Group

[***]

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: Patrick A. Ryan

[***]

6.3. Partial Invalidity. To the extent permitted by applicable Law, any provision of this Exchange Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

6.4. Execution in Counterparts. This Exchange Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the Parties and delivered to the Borrower. Any signature to this Exchange Agreement may be delivered by facsimile, electronic mail (including PDF) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable Law.

6.5. Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) THE BORROWER AND EACH PARTICIPATING LENDER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO AGREES THAT THE PARTICIPATING LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE ENFORCEMENT OF ANY JUDGMENT.

(c) THE BORROWER AND EACH PARTICIPATING LENDER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN CLAUSE (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

6.6. Assignment; Successors and Assigns. Neither this Exchange Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties without the prior written consent of (i) the Borrower in the case of an assignment by the Participating Lenders or the Agent, or (ii) the Participating Lenders in the case of an assignment by the Borrower. Subject to the foregoing, this Exchange Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors or assigns, heirs, legatees, distributees, executors, administrators and guardians. Except pursuant to Section 2.2 (in respect of which each of the Released Parties shall be considered a third-party beneficiary) or to the extent otherwise expressly stated herein, nothing in this Exchange Agreement, expressed or implied, is intended to confer upon any Person (other than the Parties hereto and the successors and assigns permitted by this Section 6.6) any right, remedy or claim under or by reason of this Exchange Agreement.

6.7. Titles and Headings. Titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Exchange Agreement.

6.8. Entire Agreement; Amendments. This Exchange Agreement, including the exhibits and schedules, and the agreements referenced herein contains the entire understanding of the Parties hereto with regard to the subject matter contained herein. This Exchange Agreement may be amended, modified or supplemented by mutual agreement of the Borrower and the Participating Lenders holding a majority of the aggregate outstanding principal amount of the Exchanged Superpriority Term Loans excluding any Exchanged Superpriority Term Loans held by any of the Borrower, its directors, officers or any of its or their Affiliates (including, for the avoidance of doubt, any of the Borrower’s controlling persons); provided that this Exchange Agreement may not be amended, modified or supplemented without the agreement of (i) the Agent to the extent such amendment, modification or supplement affects the respective rights or obligations of the Agent hereunder and (ii) in addition, the consent of a Participating Lender shall be required to the extent any such amendment, modification or supplement adversely and disproportionately impacts the rights and obligations of such Participating Lender (as compared to other Participating Lenders and without giving effect to such Participating Lender’s specific holdings, specific tax or economic position or any other matters personal to such Participating Creditor). Any such agreement shall be effective and binding for purposes of this Exchange Agreement if it is signed by each of the Borrower and the applicable Participating Lenders and, as applicable, the Agent. Any purported amendment that does not comply with the foregoing shall be null and void.

6.9. Waivers. Any term or provision of this Exchange Agreement may be waived, or the time for its performance may be extended, by the Party or Parties entitled to the benefit thereof. The failure of any Party hereto to enforce at any time any provision of this Exchange Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Exchange Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Exchange Agreement shall be held to constitute a waiver of any other or subsequent breach.

6.10. Representation by Counsel. Each of the Parties acknowledges that it has had the opportunity to be represented by counsel in connection with this Exchange Agreement and the transactions contemplated by this Exchange Agreement. Accordingly, any rule of Law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Exchange Agreement against such Party based upon lack of legal counsel, shall have no application and is expressly waived. The provisions of this Exchange Agreement shall be interpreted in a reasonable manner to effect the intent of the Parties. None of the Parties shall have any term or provision construed against such Party solely by reason of such Party having drafted the same.

6.11. Several Obligations. Each of the representations, warranties, covenants and agreements contained in this Exchange Agreement made by the Participating Lenders are made severally and not jointly and severally.

6.12. Remedies. The Parties agree that money damages may not be a sufficient remedy for any breach of this Exchange Agreement, and that, in addition to all other remedies, the non-breaching Party shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any such breach (without the posting of any bond and without proof of actual damages). The breaching Party agrees not to raise as a defense or objection to the request or granting of such relief that any breach of this Exchange Agreement is or would be compensable by an award of money damages.

6.13. Legal Fees. Other than with respect to Agent, if any of the Parties brings any Cause of Action against any of the other Parties to enforce its rights under this Exchange Agreement, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable legal fees, incurred in connection with such Cause of Action, including any appeal of such Cause of Action.

6.14. No Recourse. All claims and/or Causes of Action (whether in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Exchange Agreement, or the negotiation, execution or performance of this Exchange Agreement (including any representation or warranty made in or in connection with this Exchange Agreement or as an inducement to enter into this Exchange Agreement), may be made only against the Persons that are expressly identified as Parties. No Person who is not a named Party to this Exchange Agreement, including any past, present or future direct or indirect director, officer, employee, incorporator, member, manager, partner, equity holder, Affiliate, agent, attorney, advisor or representative of any named Party to this Exchange Agreement (“Non-Party Affiliates”), shall have any liability (whether in contract or in tort or otherwise, or based upon any theory that seeks to impose liability of an entity Party against its owners or Affiliates) for any obligations or liabilities arising under, in connection with or related to this Exchange Agreement or for any claim and/or Causes of Action based on, in respect of, or by reason of this Exchange Agreement or its negotiation or execution, and each Party waives and releases all such liabilities, claims and/or Causes of Action and obligations against any such Non-Party Affiliates. Non-Party Affiliates are expressly intended as third-party beneficiaries of this provision of this Exchange Agreement.

6.15. Disclosure. If the Borrower determines that it is required to attach a copy of this Exchange Agreement to any filing or similar document relating to the transactions contemplated hereby, the Borrower hereby agrees that no information relating to the names or identities of any Participating Lenders, or their individual holdings of Purchased Loans, shall be included in such filing or similar document (but the aggregate of such holdings may be disclosed).

6.16. Relationship of Parties. Notwithstanding anything herein to the contrary, (a) the representations, agreements, duties and obligations of the Parties in all respects under this Exchange Agreement shall be several, and not joint and several, (b) no prior history, pattern or practice of sharing confidences among or between the Parties shall in any way affect or negate this Exchange Agreement, (c) the Parties hereto acknowledge that this Exchange Agreement does not constitute an agreement, arrangement or understanding with respect to acting together for the purpose of acquiring, holding, voting or disposing of any equity securities of the Borrower and the Parties do not constitute a “group” within the meaning of Rule 13d-5 under the Exchange Act, (d) none of the Participating Lenders shall have any fiduciary duty, any duty of trust or confidence (other than under Section 10.08 of the Existing Credit Agreement, which shall apply to this Exchange Agreement) in any form, or other duties or responsibilities of any kind or form to each other, the Borrower or any of their respective Related Persons, including as a result of this Exchange Agreement or the transactions contemplated herein, and (e) no action taken by any Party pursuant to this Exchange Agreement shall be deemed to constitute or to create a presumption by any of the Parties that the Parties are in any way acting in concert or as such a “group”. All rights under this Exchange Agreement are separately granted to each Participating Lender by the Borrower and vice versa, and the use of a single document is for the convenience of the Borrower. It is understood and agreed that any Participating Lender may trade in any debt or equity securities of the Borrower without the consent of the Borrower or any other Participating Lender, subject to applicable securities Laws and the terms of this Exchange Agreement and, if applicable, to the terms of the Existing Credit Agreement. For the avoidance of doubt, (i) each Participating Lender is entering into this Exchange Agreement directly with the Borrower and not with any other Participating Lender, and (ii) no Participating Lender shall have any right to bring any action against any other Participating Lender with respect to this Exchange Agreement (or any breach thereof).

[Signatures on next pages]

IN WITNESS WHEREOF, the Parties hereto have caused this Exchange Agreement to be executed as of the day and year first above written.

CASA SYSTEMS, INC.,

By:	/s/ Edward Durkin
Name: Edward Durkin
Title: Chief Financial Officer and Interim Chief Executive Officer

[Signature Page to Casa Systems Exchange Agreement]

(solely with respect to Sections 2.1(b), 2.1(e), 2.1(f), 2.2, 2.3(b), 3.1(b) and Articles IV, V and VI (other than Section 6.13))

JPMORGAN CHASE BANK, N.A., as Agent

By:	/s/ Vidita J. Shah
Name: Vidita J. Shah
Title: Vice President

[Signature Page to Casa Systems Exchange Agreement]

PARTICIPATING LENDERS

[***]

Existing Loans: $[***]

[Signature Pages on File with the Company]

[Signature Page to Casa Systems Exchange Agreement]

EXHIBIT A

Form of Superpriority Credit Agreement

EXHIBIT B

Form of Amendment to the Existing Credit Agreement

EXHIBIT C

Form of Warrant Agreement

EXHIBIT D

Form of Registration Rights Agreement

APPENDIX A

Rights to 10% Springing Warrants

☐ Vested ☐ Unvested (check one)

Number of Unissued, but Reserved Springing 10% Warrants: ________

•	Number of Reserved, Unissued Underlying Shares of Springing 10% Warrants: _______

Rights to 5% Springing Warrants

☐ Vested ☐ Unvested (check one)

Number of Unissued, but Reserved Springing 5% Warrants: ________

•	Number of Reserved, Unissued Underlying Shares of Springing 5% Warrants: ________

Rights to 4.99% Springing Warrants

☐ Vested ☐ Unvested (check one)

Number of Unissued, but Reserved Springing 4.99% Warrants: ________

•	Number of Reserved, Unissued Underlying Shares of Springing 4.99% Warrants: ________

APPENDIX B

FORM OF ASSIGNMENT OF RIGHT TO SPRINGING WARRANTS OF CASA SYSTEMS, INC.

(TO BE EXECUTED BY THE REGISTERED HOLDER IF

SUCH REGISTERED HOLDER DESIRES TO TRANSFER A WARRANT)

FOR VALUE RECEIVED, the undersigned registered holder hereby sells, assigns and transfers unto

Name of Assignee

Address of Assignee

______ Warrants (____ 10% Warrants ____ 5% Warrants ____ 4.99% Warrants (check one)) to purchase shares of Common Stock held by the undersigned, together with all right, title and interest therein, and does irrevocably constitute and appoint _________________ attorney, to transfer such Warrants on the books of the Warrant Agent, with full power of substitution.

Dated

Name of Registered Holder

Signature

Social Security or Other Taxpayer
Identification Number of Assignee